SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            November 13, 2003

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________      _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
       Incorporation)                    File Number)      Identification No.)


823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)



(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________



      Not Applicable
______________________________________________________________________________
          (Former Name or Former Address if Changed Since Last Report




Item 12.  Results of Operations and Financial Condition.

     This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, the press release dated November 13, 2003, that announced net losses for the the three months and nine months ended September 30, 2003. The text of that press release is set forth in Exhibit 99.34 hereto.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.


         Exhibit No.                     Description
         ___________                     ___________

         99.34                           Press Release dated November 13, 2003







                            CENTURY REALTY TRUST

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST




November 13, 2003                     By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer








PRESS RELEASE                                                     EXHIBIT 99.34
CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:	John I. Bradshaw, Jr.
Phone:		(317) 632-5467
FAX:		(317) 685-1588

FOR IMMEDIATE RELEASE

                     CENTURY REALTY TRUST ANNOUNCES EARNINGS

     Century Realty Trust today reported a consolidated net loss for the nine months ended September 30, 2003, of $177,480 or $.10 per share, and funds from operations of $1,081,614 or $0.61 per share, on gross revenue of $9,037,699. For the same period a year ago, the Trust reported net income of $470,582, or $0.27 per share and funds from operations of $1,931,598, or $1.10 per share, on gross revenue of $9,733,262. Neither period included gain from the sale of property. Per share amounts are both basic and diluted.

     For the third quarter ended September 30, 2003, the consolidated net loss was $237,062, or $.13 per share, and funds from operations was $184,897, or $0.10 per share on gross revenue of $3,015,300. For the same quarter of 2002, the Trust reported a net loss of $51,707, or $0.03 per share and funds from operations of $536,379, or $0.31 per share on gross revenue of $3,250,328. Per share amounts are both basic and diluted.

     The declines in operating results for the quarter and nine months ended September 30, 2003 from the comparable period a year ago resulted primarily from a decline in apartment occupancy and an increase in operating expenses. Economic occupancy of the Trust's apartments, which account for 94% of its gross operating income, averaged 82.6% and 82.8% during the third quarter and first nine months of 2003, respectively, down from averages of 89.9% and 89.8% during the comparable periods of 2002. Management attributes the lower current occupancy to the loss of many apartment residents who have opted to become home owners due to attractive mortgage interest rates, and to relatively high unemployment that has limited the number of prospective apartment residents. Most of the increase in operating expenses in the 2003 periods resulted from the increase in the number of vacant apartment units and management's efforts to reduce those vacancies.

     Real estate industry analysts generally consider "Funds from Operations" to be an appropriate measure of performance of an equity REIT. Funds from operations is defined as income before gains (losses) on investments and extraordinary items adjusted for certain non-cash items, primarily provisions for depreciation. Funds from operations does not represent cash flow from operations, and should not be considered an alternative to net income as a measure of operating performance. In addition, comparability to other companies that report funds from operations is not recommended due to differences in the definitions and methods of calculation used by various companies. For purposes of computing the per share amounts, the minority interest in funds from operations provided by consolidated partnership-owned properties is excluded. Following is a reconciliation of net income to funds from operations:




                               Three Months Ended         Nine Months Ended
                                   September 30,            September 30,
                               _____________________   ________________________
                                  2003       2002          2003         2002
                               __________ __________   ___________  ___________
Net Income (loss)              ($237,062) ($ 51,707)   ($ 177,480)  $  470,582
 Plus Depreciation               440,164    462,074     1,318,891    1,386,201
 Less Minority interest
  portion of depreciation        (16,255)   (23,336)      (53,947)     (70,003)
 Plus nonrecurrring write-off
  of mortgage loan costs             -      192,550           -        192,550
 Less minority interest portion
  of nonrecurring write-off          -      (40,937)          -        (40,937)
 Less Depreciation, other than
  investment properties           (1,950)    (2,265)       (5,850)      (6,795)
   Funds from operations       __________ __________   ___________  ___________
    allocable to the Trust      $184,897   $536,379    $1,081,614   $1,931,598
                               __________ __________   ___________  ___________
                               __________ __________   ___________  ___________


     Income for quarters and nine months ended September 30, 2003 and 2002 was not reduced by federal income tax because the Trust is treated as a Real Estate Investment Trust, and distributed all of its otherwise taxable income to its shareholders.

The average number of outstanding shares of the Trust for the nine months ended September 30, 2003 and 2002 was 1,772,694 and 1,757,018, respectively, At September 30, 2003, the Trust had total assets of $46,333,302 and shareholders' equity of $9,000,885. At September 30, 2002, the Trust had total assets of $47,445,894 and shareholders' equity of $9,678,333.

Indianapolis, IN., November 13, 2003